UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2012

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On January 31, 2012, SunPower Corporation, a Delaware corporation (“SunPower”) closed the private placement of 18,600,000 shares of common stock, par value $0.001 per share, together with the preferred stock purchase rights appurtenant thereto issued under the Amended and Restated Rights Agreement, dated November 16, 2011, by and between SunPower and Computershare Trust Company, N.A., as Rights Agent (the “Common Shares”) (the “Private Placement”). The Common Shares were issued and sold to Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Total G&P”), for an aggregate purchase price of $163,680,000 in cash, and are exempt from the registration requirements of the Securities Act of 1933, as amended, provided by Rule 506 of Regulation D. After the Private Placement, Total G&P owns approximately 66% of SunPower's common stock.

Item 8.01.	Other Events.

Contemporaneously with the completion of the Private Placement, SunPower completed the previously announced acquisition of 100% of the equity interest of Tenesol SA, a société anonyme organized under the laws of the Republic of France (“Tenesol”) for an aggregate consideration of $165,375,000 in cash. Tenesol was a wholly owned subsidiary of Total G&P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: January 31, 2012	By:	/S/ DENNIS V. ARRIOLA
	Name:	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer